UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): August 8, 2008

National Quality Care, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-19031 (Commission File Number)	84-1215959 (I.R.S. Employer Identification No.)

9454 Wilshire Boulevard, Penthouse 6
Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(310) 860-9936

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 8, 2008, the Board of Directors of National Quality Care, Inc. (the “Company”) elected Edmond Rambod as a new Director to fill a vacancy on the Board of Directors. In addition, on August 8, 2008, the Board of Directors appointed Dr. Rambod to serve as the Company’s Chief Scientific Officer. As the Company’s Chief Scientific Officer, Dr. Rambod will be responsible for the Company’s scientific, technical and intellectual property related activities.

Dr. Rambod is the inventor of the Company’s wearable devices and has provided the Company with scientific, technical and intellectual property consulting services since 2002. Dr. Rambod is the founder and Chief Executive Officer of BioQuantetics, Inc., a California-based corporation which has developed, among others, an ultrasound diagnostic technology with a variety of medical applications. Dr. Rambod received a Bachelors of Science degree in Chemical Engineering, a Masters of Science degree in Biomedical Engineering and a Doctorate of Philosophy degree in Medicine and Medical Sciences from the Technion - Israel Institute of Technology in Haifa, Israel. Currently, Dr. Rambod holds a Visiting Scholar appointment at the Department of Aeronautics and Bioengineering at the California Institute of Technology in Pasadena, California, where he also served as a Senior Scientist between 1993 and 2000. Prior to 1993, Dr. Rambod served as a Research Scientist in the Department of Cardiothoracic Surgery at Cedars-Sinai Medical Center and as an Associate Scientist in the Biomedical Engineering Program at the University of California at Los Angeles. Dr. Rambod is the recipient of the Achievements Award of the American Physical Society and is an active member of several professional, scientific and medical organizations such as the American Heart Association and the American Association for the Advancement of Science. Many of Dr. Rambod’s accomplishments and peer-reviewed reports relating to science, medicine and healthcare have been published in major medical and scientific journals. Between 1987 and 1989, Dr. Rambod actively served in the Israeli Defense Force.

Dr. Rambod has not been appointed to serve on any committees of the Board of Directors and it is not currently known to which committee or committees he may be appointed.

In September 2007, the Company entered into an agreement with BioQuantetics under which BioQuantetics agreed to provide the Company with Dr. Rambod’s consulting services and the Company agreed to compensate BioQuantetics for Dr. Rambod’s time at an hourly rate $225.00. In addition, the Company agreed to pay Dr. Rambod’s expenses incurred in connection with the services he provides to the Company. Since January 1, 2008, the Company has paid $151,919.03 to BioQuantetics pursuant to this agreement. As noted above, Dr. Rambod is the Chief Executive Officer of BioQuantetics, and is BioQuantetics’ sole principal. The Company will continue to compensate Dr. Rambod through this agreement; however, the Company anticipates that on or around August 16, 2008, the Company will enter into a new agreement with BioQuantetics whereby BioQuantetics will provide Dr. Rambod’s services to the Company as the Company’s Chief Scientific Officer and the Company will compensate BioQuantetics at a monthly rate of $12,500. In connection with Dr. Rambod’s appointment as the Company’s Chief Scientific Officer, Dr. Rambod will receive options to purchase 1,000,000 shares of common stock of the Company at an exercise price of $.12 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Quality Care, Inc.
(Registrant)

Date: August 13, 2008	By:	/s/ Robert Snukal
	Name:	Robert Snukal
	Title:	Chief Executive Officer & President

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